UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2018

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission	73-1564280
(State or other jurisdiction of incorporation or organization)	File No.: 0-26823	(I.R.S. Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On May 31, 2018, Alliance Resource Partners, L.P., a Delaware limited partnership (“ARLP”), and Alliance Holdings GP, L.P., a Delaware limited partnership (“AHGP”), completed the transactions contemplated by that certain Simplification Agreement dated as of February 22, 2018 (the “Simplification Agreement”), by and among AHGP, Alliance GP, LLC, a Delaware limited liability company and the general partner of AHGP (“AGP”), certain subsidiaries of AHGP and AGP, ARLP, Alliance Resource Management GP, LLC, a Delaware limited liability company and the general partner of ARLP (“MGP”), and Alliance Resource GP, LLC, a Delaware limited liability company (“SGP”). Pursuant to the Simplification Agreement, among other things, through a series of transactions, (i) AHGP became a wholly owned subsidiary of ARLP, (ii) New AHGP GP, LLC, a Delaware limited liability company and wholly owned subsidiary of AHGP (“New AHGP GP”), became a wholly owned subsidiary of ARLP and the new general partner of AHGP, and (iii) MGP became a wholly owned subsidiary of AGP and continues to be the general partner of ARLP. The Simplification Agreement and the transactions contemplated thereby (the “Simplification Transactions”), including the Merger (as defined below), were approved by written consent by holders of approximately 68% of the AHGP common units outstanding as of April 25, 2018, the record date for the consent solicitation.

The Simplification Transactions were effected in part through a merger, whereby Wildcat GP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of AGP (“Merger Sub”), merged with and into AHGP, with AHGP surviving and continuing to exist as a Delaware limited partnership (the “Merger”). By virtue of the Merger, each AHGP common unit that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than the AHGP common units held by SGP, was canceled and converted into the right to receive approximately 1.4782 ARLP common units held by AHGP and its subsidiaries immediately prior to the Effective Time (the “Exchange Units”), and the AHGP common units held by SGP immediately prior to the Effective Time were canceled and converted into the right to receive 29,188,997 Exchange Units, which equals (i) the product of the number of AHGP common units held by SGP immediately prior to the Effective Time multiplied by 1.4782, minus (ii) 1,322,388 ARLP common units to be issued to SGP pursuant to the transactions immediately following the Merger (as described below). As part of the Merger, all of the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time were converted into and became limited partner interests in AHGP and were held momentarily by SGP. All AHGP deferred phantom units that were outstanding immediately prior to the Effective Time were paid in full and deemed to have been converted into AHGP common units and had a right to receive a portion of the Exchange Units on the same economically equivalent basis as the other AHGP unitholders (other than SGP) as described above.

Immediately following the closing of the Merger, (i) SGP contributed all of the limited partner interests in AHGP to ARLP in exchange for 1,322,388 ARLP common units, and ARLP was admitted as the sole limited partner of AHGP, and (ii) AGP contributed all of the limited liability company interests of New AHGP GP, which became the new general partner of AHGP, to ARLP, and ARLP was admitted as the sole member of New AHGP GP. The number of ARLP common units issued to SGP upon the closing of the Simplification Transactions was calculated pursuant to the Simplification Agreement on an economically equivalent basis in exchange for a 1.0001% general partner interest in Alliance Resource Operating Partners, L.P., a Delaware limited partnership (“AROP”), and a 0.001% managing membership interest in Alliance Coal, LLC, a Delaware limited liability company (“Alliance Coal”), in each case in connection with ARLP’s last quarterly distribution of available cash prior to the closing of the Simplification Transactions.

At the Effective Time, the Certificate of Limited Partnership of AHGP remained unchanged and became the certificate of limited partnership of the surviving entity of the Merger and the Amended and Restated Agreement of Limited Partnership of AHGP, as amended by Amendment No. 1 thereto as of the Effective Time, was amended and restated to reflect, among other items, the admission of AGP as the sole general partner and SGP as the sole limited partner of AHGP (as amended and restated, the “Second Amended and Restated AHGP Partnership Agreement”). Immediately following the Effective Time and as contemplated by the Simplification Agreement, the Second Amended and Restated AHGP Partnership Agreement was amended and restated to reflect, among other items, the admission of New AHGP GP as the general partner of AHGP and the admission of ARLP as the sole limited partner of AHGP (as amended and restated, the ‘Third Amended and Restated AHGP Partnership Agreement”). The foregoing description of the Second Amended and Restated AHGP Partnership Agreement and the Third Amended and Restated AHGP Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

In connection with the consummation of the Simplification Transactions and as contemplated by the Simplification Agreement, (i) the Amended and Restated Agreement of Limited Partnership of AROP was amended to reflect, among other item, the admission of MGP II, LLC, a Delaware limited liability company (“MGP II”), as the managing general partner of AROP (as amended, the “Amended AROP Partnership Agreement”), (ii) the Amended and Restated Operating Agreement of Alliance Coal was amended to reflect, among other items, the admission of MGP II as the managing member of Alliance Coal (as amended, the “Amended Alliance Coal Operating Agreement”), (iii) the Second Amended and Restated Operating Agreement of MGP was amended to reflect, among other items, the admission of AGP as the sole member of MGP (as amended, the “Amended MGP Operating Agreement”), (iv) the Limited Liability Company Agreement of New AHGP GP was amended to reflect, among other items, the admission of ARLP as the sole member of New AHGP GP (as amended, the “Amended New AHGP GP Agreement”). The foregoing description of the Amended AROP Partnership Agreement, the Amended Alliance Coal Operating Agreement, the Amended MGP Operating Agreement and the Amended New AHGP GP Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 3.5, 3.6, 3.7 and 3.8 to this Current Report and are incorporated herein by reference.

Item 3.02                   Unregistered Sales of Equity Securities.

The information included under Items 2.01 and 8.01 is incorporated into this Item 3.02 by reference. The 1,322,388 ARLP common units issued to SGP pursuant to the Simplification Agreement and the 20,960 ARLP common units issued to SGP pursuant to the Amendment (as defined below) were both offered and issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.01                   Change in Control of the Registrant.

The information included under Item 2.01 above is incorporated into this Item 5.01 by reference.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included under Items 2.01 and 8.01 is incorporated into this Item 5.03 by reference.

Item 7.01      Regulation FD Disclosure.

On May 31, 2018, AHGP and ARLP issued a joint press release announcing the closing of the Simplification Transactions. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except to the extent specifically referenced in any such filings.

Item 8.01      Other Events.

On May 31, 2018, AHGP entered into a First Amendment to Contribution Agreement (the “Amendment”), by and among ARLP, MGP, SGP, ARM GP Holdings, Inc., a Delaware corporation, MGP II and AHGP. The purpose of the Amendment was to correct an error in the previous calculation of ARLP common units to be issued to SGP upon completion of the transactions contemplated by that certain Contribution Agreement dated July 28, 2017 (the “Original Agreement”), by and among the parties to the Amendment. The number of ARLP common units issued to SGP pursuant to the Original Agreement was discovered to be insufficient to result in the contributions of certain assets by SGP and MGP, respectively, to ARLP pursuant to the Original Agreement being on a proportionate economic basis.  Pursuant to the Amendment, ARLP issued an additional 20,960 ARLP common units to SGP and paid SGP $42,548.80 in cash, representing the aggregate per ARLP common unit distribution of $2.03 that SGP would have received since the date of the Original Agreement if the 20,960 ARLP common units had been issued to

SGP on the date of the Original Agreement. For further details of the Original Agreement and the transactions contemplated thereby, please see AHGP’s Current Report on Form 8-K filed with the SEC on July 28, 2017. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

To reflect the entry into the Amendment, ARLP adopted an Amendment No. 2 to the Fourth Amended and Restated Agreement of Limited Partnership (as amended, the “ARLP Partnership Agreement”), a copy of which is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

On June 1, 2018, ARLP adopted an Amendment No. 3 to the ARLP Partnership Agreement. The amendment makes certain changes to the ARLP Partnership Agreement to facilitate ARLP’s use of its Available Cash (as defined in the ARLP Partnership Agreement) to repurchase the ARLP common units in accordance with its previously announced unit repurchase program as well as to make quarterly distributions to its unitholders. A copy of Amendment No. 3 to the ARLP Partnership Agreement is attached hereto as Exhibit 3.4 and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Agreement of Limited Partnership of Alliance Holdings GP, L.P., dated as of May 31, 2018.
3.2	Third Amended and Restated Agreement of Limited Partnership of Alliance Holdings GP, L.P., dated as of May 31, 2018.
3.3	Amendment No. 2 to Fourth Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P., dated as of May 31, 2018.
3.4	Amendment No. 3 to Fourth Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P., dated as of June 1, 2018.
3.5	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Alliance Resource Operating Partners, L.P., dated as of May 31, 2018.
3.6	Amendment No. 2 to Amended and Restated Operating Agreement of Alliance Coal, LLC, dated as of May 31, 2018.
3.7	Third Amended and Restated Operating Agreement of Alliance Resource Management GP, LLC, dated as of May 31, 2018.
3.8	Amended and Restated Limited Liability Company Agreement of New AHGP GP, LLC, dated as of May 31, 2018.
10.1

First Amendment to Contribution Agreement, dated as of May 31, 2018, by and among Alliance Resource Partners, L.P., Alliance Resource Management GP, LLC, Alliance Resource GP, LLC, ARM GP Holdings, Inc., MGP II, LLC and Alliance Holdings GP, L.P .

99.1	Joint Press Release of Alliance Resource Partners, L.P. and Alliance Holdings GP, L.P., dated May 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its general partner

By:	/s/ Brian L. Cantrell
Brian L. Cantrell
Senior Vice President and Chief Financial Officer

Date: June 6, 2018